UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2021

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7301 Ohms Lane
Suite 600
 Edina, Minnesota, 55439
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (952) 820-2518

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	STKL	The Nasdaq Stock Market LLC
Common Shares	SOY	The Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL AGREEMENT.

As previously reported in a Current Report on Form 8-K filed on August 19, 2021, SunOpta Inc. (the "Company") and its wholly owned subsidiary, SunOpta Grains and Foods Inc. (the "Subsidiary") are developing a new plant-based beverage facility in the Dallas-Fort Worth, Texas Metropolitan area. In connection with this project, the Subsidiary previously entered into a Lease Agreement with Cornerstone Development Partners, LLC to lease a building with approximately 284,495 square feet of space to be constructed on land located in Ellis County, Texas (the "Facility"). The Subsidiary intends to use the Facility for manufacturing, processing, distributing and warehousing food products and ancillary general administrative office use.

On September 7, 2021, the Subsidiary entered into two equipment lease arrangements with Liberty Commercial Finance LLC ("Lessor") to finance equipment to be installed in connection with the build-out of the Facility. The lease arrangements consist of Equipment Schedule No. 04 ("Lease 4") and Equipment Schedule No. 07 ("Lease 7" and, together with Lease 4, the "Leases"), which were issued pursuant to an existing Master Equipment Lease Agreement number 32115 dated as of June 18, 2020 between Subsidiary and Lessor (the "Master Lease").

Lease 4 provides for equipment with a total cost of $20 million. The monthly rent is $471,300 based on the equipment cost and a monthly equivalent lease rate factor ("MELRF") of 0.023565, which is subject to adjustment based on U.S. SWAP rates.

Lease 7 provides for equipment with a total cost of $30 million. The monthly rent is $706,950 based on the equipment cost and a MELRF of 0.023565, which is subject to adjustment based on U.S. SWAP rates.

The Initial Term of the Leases expires on the date that is 48 months after the first day of the month following the Rent Commencement Date, which is expected to occur by August 15, 2022. The Leases contain customary purchase options, which allow the Subsidiary to purchase the equipment for a nominal amount at the end of the lease term.

The Leases do not include the manufacturing equipment for the Facility, which the Company expects to finance primarily with borrowings under the Company's existing delayed draw term loan, which was put in place in December 2020.

The foregoing description of the Leases does not purport to be complete and is qualified in its entirety by reference to the Leases and the Master Lease, complete copies of which are incorporated herein by reference and filed as Exhibits 10.1, 10.2 and 10.3 to this report.

ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
10.1	Equipment Schedule No. 04 dated as of September 7, 2021 between SunOpta Grains and Foods Inc. and Liberty Commercial Finance LLC
10.2	Equipment Schedule No. 07 dated as of September 7, 2021 between SunOpta Grains and Foods Inc. and Liberty Commercial Finance LLC
10.3	Master Equipment Lease Agreement number 32115 dated as of June 18, 2020 between SunOpta Grains and Foods Inc. and Liberty Commercial Finance LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By	/s/ Scott Huckins

Scott Huckins
Chief Financial Officer

Date	September 22, 2021